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                                MATTEL, INC. AND SUBSIDIARIES

                      COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE

                         (in thousands, except per share amounts)

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
                                                                                For The                       For The
                                                                          Three Months Ended             Nine Months Ended
                                                                      -------------------------    -----------------------------
                                                                       Sept. 30,     Sept. 30,       Sept. 30,        Sept. 30,
BASIC                                                                    1999          1998            1999             1998
-----                                                                 -----------   -----------    --------------    -----------
Net income (loss)                                                     $   135,333   $   168,734    $      (63,952)   $   117,355

Less: Dividends on convertible preferred stock                                  -        (1,990)           (3,980)        (5,970)
                                                                      -----------   -----------    --------------    -----------
Net income (loss) applicable to common shares                         $   135,333   $   166,744    $      (67,932)   $   111,385
                                                                      ===========   ===========    ==============    ===========
Applicable Shares for Computation of Income (Loss) per Share:

Weighted average common shares outstanding                                425,148       399,218           410,316        387,020
                                                                      ===========   ===========    ==============    ===========
Basic Income (Loss) Per Common Share:

Net income (loss) per common share                                    $      0.32   $      0.42    $        (0.17)   $      0.29
                                                                      ===========   ===========    ==============    ===========

DILUTED
-------

Net income (loss)                                                     $   135,333   $   168,734    $      (63,952)   $   117,355

Less: Dividends on convertible preferred stock                                  -             -            (3,980)        (5,970)
                                                                      -----------   -----------    --------------    -----------
Net income (loss) applicable to common shares                         $   135,333   $   168,734    $      (67,932)   $   111,385
                                                                      ===========   ===========    ==============    ===========

Applicable Shares for Computation of Income (Loss) per Share:

Weighted average common shares outstanding                                425,148       399,218           410,316        387,020
Weighted average common equivalent shares arising from:
    Dilutive stock options                                                  3,711         8,747                 -          9,693
    Special warrants                                                            -           463                 -          4,238
    Assumed conversion of Series A convertible preferred stock                  -        18,000                 -         18,000
    Assumed conversion of Series C convertible preferred stock                  -         7,731                 -              -
    Stock subscription warrants                                               595           764                 -            777
    Nonvested stock                                                             -           200                 -            142
                                                                      -----------   -----------    --------------    -----------
Weighted average number of common and common
  equivalent shares                                                       429,455       435,123           410,316        419,870
                                                                      ===========   ===========    ==============    ===========
Diluted Income (Loss) Per Common Share:

Net Income (loss) per common share                                    $      0.32   $      0.39    $        (0.17)   $      0.27
                                                                      ===========   ===========    ==============    ===========
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